LIMITED POWER OF ATTORNEY


State of Colorado
County of Denver

      I, Girard C. Miller, the undersigned, effective as of the date hereof, and to continue until I am no longer subject to Section 16 reporting, do hereby constitute and appoint each of Curt R. Foust, Douglas N. Beck and Jill Jepson, signing singly, my true and lawful attorneys-in-fact, solely for the purpose of preparing and executing Forms 3, 4 and 5 for and on my behalf and filing such Forms with the Securities and Exchange Commission and the New York Stock Exchange in compliance with Section 16 of the Securities Exchange Act of 1934 and rules promulgated thereunder in connection with holdings of and transactions in securities or derivative securities of Janus Capital Group Inc.

      I acknowledge that my appointment of these attorneys-in-fact does not eliminate my responsibility to comply with Section 16 of the Securities Exchange Act of 1934.

      IN WITNESS WHEREOF, I have signed this Limited Power of Attorney this 2nd day of July, 2003.

/s/ Girard C. Miller
Girard C. Miller


      Personally appeared the above-named, Girard C. Miller, acknowledged the above Limited Power of Attorney to be his free act and deed.

      IN WITNESS WHEREOF, I hereunto set my seal this 2nd day of July, 2003.

/s/ Shawna K. Shewmaker
Notary Public

My Commission Expires:
2-14-2007